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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of GT Interactive Software Corp. relating to its 1997 Stock Incentive Plan filed with the Securities and Exchange Commission of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. (not presented separately in such report), included in GT Interactive Software Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
August 7, 1997